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                          EXHIBIT 3(a)

                           RESTATEMENT

                             OF THE

                  CERTIFICATE OF INCORPORATION

                               OF

                      BANCTEXAS GROUP INC.

                      AS OF AUGUST 30, 1994

     Pursuant to the provisions of Section 245 of the General
Corporation Law of the State of Delaware, the undersigned, BANCTEXAS GROUP INC., a Delaware corporation (the "Corporation"), incorporated on January 25, 1978, hereby amends and restates its Restated Certificate of Incorporation as follows:

     1.   The present name of the corporation is BancTexas Group
Inc. The name under which the corporation was originally organized was Commerce Southwest Inc.

     2. An Amendment to the Restated Certificate of Incorporation of the Corporation and this Restatement of the Certificate of Incorporation of the Corporation was adopted by the Corporation's stockholders on August 18, 1994, to become immediately effective upon the filing of this Restatement of the Certificate of Incorporation of the Corporation with the office of the Delaware Secretary of State.

     3. The Certificate of Incorporation of the Corporation is hereby restated in its entirety to read as follows:

          FIRST: The name of the Corporation is BancTEXAS Group
          -----
Inc.

          SECOND: The address of its registered office in the
          ------
     State of Delaware is 1209 Orange Street in the City of
     Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust
     Company.

          THIRD: The purpose of the Corporation is to engage
          -----
     in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

          FOURTH: (A) The total number of shares of all
          ------
     classes of capital stock which the Corporation shall have
     authority to issue is one hundred sixty-three million
     (163,000,000) shares consisting of (a) three million
     (3,000,000) shares of a class designated as Preferred
     Stock, par value $1.00 per share ("Preferred Stock"), (b)
     one hundred million (100,000,000) shares of a class
     designated Common Stock, par value $.01 per share
     ("Common Stock"), and (c) sixty
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     million (60,000,000) shares of a class designated Class B Common Stock, par value $0.01 per share ("Class B Common Stock").

     (B) The designations and the powers, preferences, rights, qualifications, limitations, and restrictions of the Preferred
Stock, the Common Stock, and the Class B Common Stock are as follows:

     1. Provisions Relating to the Preferred Stock. Shares of Preferred Stock may be issued in one or more series as determined from time to time by the Board of Directors. All shares of any one series of Preferred Stock will be identical, except as to the dates of issue and the dates from which dividends on shares of the series issued on different dates will cumulate, if dividends on the shares of such series are cumulative. Authority is hereby expressly granted to the Board of Directors to authorize the issuance of one or more series of Preferred Stock, and to fix by one or more resolutions providing for the issuance of each such series the voting powers, designations, preferences and relative, participating, optional, redemption, conversion, exchange or other special rights, qualifications, limitations or restrictions of such series, and the number of shares in such series, to the full extent now or hereafter permitted by law.

     2.   Provisions Relating to the Common Stock and the Class B
Common Stock.

     (a) General. Except as otherwise provided herein, or as otherwise provided by applicable law, all shares of Common Stock and Class B Common Stock shall have identical rights and privileges in every respect.

     (b) Voting. The Common Stock and the Class B Common Stock shall each be fully voting stock entitled to one vote per share with respect to the election of directors and for all other purposes. The holders of Common Stock and Class B Common Stock shall, unless otherwise required by law or by another provision of this Certificate of Incorporation, vote as a single class on all matters. In all elections for directors of the Corporation, each stockholder shall have the right to cast as many votes in the aggregate as shall equal the number of voting shares held by such stockholder in the Corporation, multiplied by the number of directors to be elected by the class to which such stockholder belongs at such election, and each stockholder may cast the whole number of votes, either in person or by proxy, for one candidate or distribute them among two or more candidates.

     (c) Dividends. Subject to the limitations prescribed herein, holders of Common Stock and Class B Common Stock shall participate equally in any dividends (whether payable in cash, stock or property) when and as declared by the Board of Directors of the Corporation out of the assets of the Corporation legally available therefor and the Corporation shall treat the Common Stock and Class B Common Stock identically in respect of any subdivisions or combinations (for example, if the Corporation effects a two-for-one stock split with respect to the Common Stock, it shall at the same time effect a two-for-one stock split with respect to the Class B Common Stock); provided, however, that (i) with respect to dividends payable in cash by the Corporation,

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the holders of Class B Common Stock shall participate equally per share only if and to the extent such cash dividends exceed $0.03 per share on the Common Stock per calendar year (for example, if the Board of Directors declares and the Corporation pays a dividend of $0.05 per share of Common Stock for a given calendar year, holders of Class B Common
Stock shall be entitled to a dividend of $0.02 per share); and (ii) dividends payable in shares of Common Stock (or rights to subscribe for or purchase shares of Common Stock or securities or indebtedness convertible into shares of Common Stock) shall be paid only on shares of Common Stock and dividends payable in shares of Class B Common Stock (or rights to subscribe for or purchase shares of Class B Common Stock or securities or indebtedness convertible into shares of Class B Common Stock) shall be paid only on shares of Class B Common Stock (for example, if the Board of Directors declares and the Corporation pays a five percent (5%) stock dividend on the Common Stock, payable in shares of Common Stock, at the same time the Board of Directors shall declare and the Corporation shall pay a five percent (5%) stock dividend on the Class B Common Stock payable in shares of Class B Common Stock).

     (d) Liquidation. In the event the Corporation is liquidated, dissolved or wound up, whether voluntarily or involuntarily, the holders of the Common Stock and the Class B Common Stock shall participate equally in any distribution.

     (e)  Voluntary Conversion of Class B Common Stock.

               (i) Conversion Rights.  Each share of
          Class B Common Stock may be converted into one
          (1) share of Common Stock at the option of any holder thereof at any time after the fifth
          (5th) anniversary of the date of its issuance by the Corporation. For the foregoing purpose, a share of Class B Common Stock issued as a stock dividend or pursuant to a stock split, reclassification or other combination, shall be deemed to have been issued on the date of the share of Class B Common Stock with respect to which it is so issued.

               (ii) Conversion Procedures.  Any holder
          of Class B Common Stock desiring to exercise such holder's option to convert such Class B
          Common Stock in accordance with the foregoing shall surrender the certificate or certificates representing the Class B Common
          Stock to be converted, duly endorsed to the Corporation or in blank, at the principal executive office of the Corporation, and shall give written notice to the Corporation at such office that such holder elects to convert the number of shares represented by such certificate or certificates, or a specified number thereof. As promptly as practicable after the surrender for conversion of any Class B Common Stock, the Corporation shall execute and deliver or cause to be executed and delivered to the holder of such Class B
          Common Stock certificates representing the shares of Common Stock issuable upon such conversion. In case any certificate or certificates representing shares of Class B
          Common Stock shall be surrendered for
          conversion for only a part

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          of the shares represented thereby, the Corporation shall
          execute and deliver to the holders of the certificate or certificates for shares of Class B Common Stock so surrendered a new certificate or certificates representing the shares of Class B Common Stock not converted, dated the same date as the certificate or certificates representing the Common Stock. Shares of the Class B Common Stock converted as aforesaid shall be deemed to have been converted immediately prior to the close of business on the date such shares are duly surrendered for conversion, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the recordholder or holders of such shares of Common Stock as of such date.

               (iii) Recapitalization, Consolidation, or
          Merger of the Corporation. In the event that the Corporation shall be recapitalized, consolidated with, or merged with or into any other corporation (a "Reorganization") and the terms thereof shall provide (i) that the Class
          B Common Stock shall remain outstanding after such Reorganization and (ii) for any change in or conversion of the Common Stock, then the terms of such Reorganization shall include a provision to the effect that each share of Class B Common Stock after such Reorganization shall thereafter be entitled to receive upon conversion the same kind and amount of securities or assets as shall be distributable upon such Reorganization with respect to one share of Common Stock.

               (iv) Reservation of Shares.  The
          Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of Class B Common Stock as herein provided, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class
          B Common Stock and shall take all such
          corporate action as may be necessary to assure that such shares of Common Stock may be validly and legally issued upon conversion of all of the outstanding shares of Class B
          Common Stock; and if, at any time the number of authorized but unissued shares of Common
          Stock shall not be sufficient to effect the conversion of the Class B Common Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

               (v) Retirement of Shares.  Shares of
          Class B Common Stock which have been issued and have been converted into

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          Common Stock, repurchased, or reacquired in any other manner by the Corporation shall not be reissued.

     (f) Mandatory Conversion of Class B Common Stock. If, at any time while there are shares of Class B Common Stock issued and outstanding, it shall be determined by the Board of Directors, in its sole discretion, that legislation or regulations are enacted or any judicial or administrative determination is made which would prohibit the listing, quotation or trading of the Common Stock on the New York Stock Exchange or the National Association of Securities Dealers Automated Quotation System, or would otherwise have a material adverse effect on the Corporation, in any such case due to the Corporation having more than one class of common shares outstanding, then the Board of Directors may by resolution convert all outstanding shares of Class B Common Stock into shares of Common Stock on a share-for-share basis. To the extent practicable, notice of such conversion of Class B Common Stock specifying the date fixed for said conversion shall be mailed, postage pre-paid, at least ten (10) days but not more than thirty (30) days prior to said conversion date to the holders of record of Common Stock and Class B Common Stock at their respective addresses as the same shall appear on the books of the Corporation; provided, however, that no failure or inability to provide such notice shall limit the authority or ability of the Board of Directors to convert all outstanding shares of Class B Common Stock into shares of Common Stock. Immediately prior to the close of business on said conversion date (or, if said conversion date is not a business day, on the next succeeding business day) each outstanding share of Class B Common Stock shall thereupon automatically be converted into a share of Common Stock and each certificate theretofore representing shares of Class B Common Stock shall thereupon and thereafter represent a like number of shares of Common Stock.

     (g) Class Voting Under Certain Circumstances. None of the provisions hereof affecting the powers, preferences, rights, qualifications, limitations or restrictions of the Class B Common Stock may be amended or repealed unless, in addition to any other vote required by law or this Certificate of Incorporation, such amendment shall be approved by the affirmative vote of the holders of a majority of the shares of the Common Stock then outstanding, voting as a separate class.

     3. General. Subject to the foregoing provisions of this Certificate of Incorporation, the Corporation may issue shares of its Preferred Stock, Common Stock, and Class B Common Stock from time to time for such consideration (not less than the par value thereof) as may be fixed by the Board of Directors of the Corporation, which is expressly authorized to fix the same in its absolute and uncontrolled discretion, subject to the foregoing conditions. Shares so issued for which the consideration shall have been paid or delivered to the Corporation shall be deemed fully paid stock and shall not be liable to any further call or assessment thereon, and the holders of such shares shall not be liable for any further payments in respect of such shares.

          FIFTH: The Corporation shall have perpetual
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     existence.

          SIXTH: The number of directors of the Corporation
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     shall be fixed in the By-Laws.

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          SEVENTH: The Board of Directors of the Corporation
          -------
     shall have power to make, alter or repeal the By-Laws of the Corporation only with the prior approval of the holders of a majority of the shares of Class B Common Stock, subject to such restrictions upon the exercise of such power as may be imposed by the stockholders in any By-Laws adopted by them from time to time.

          EIGHTH: The Corporation reserves the right to amend,
          ------
     alter, change or repeal any provision contained in the Certificate of Incorporation or any amendment thereof in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

          NINTH:
          -----

          (A) Whereby under the laws of the State of Delaware a vote of stockholders is required to approve or authorize any of the transactions set forth below, then the affirmative vote or consent of 75% of the capital stock of this Corporation entitled to vote in elections of directors, voting as a single class, shall be required to authorize or approve such transactions:

               (1) a merger or consolidation with or
          into any other corporation, or

               (2) any sale, lease or exchange of all or substantially all of the property and assets of this Corporation to any other corporation, person or other entity, or

               (3) any purchase or lease of all or
          substantially all of the assets of any
          corporation, person or other entity by this Corporation, or

               (4) any combination of the outstanding
          shares of Common Stock of this Corporation into a smaller number of shares, or if as of the record date for the determination of stockholders entitled to notice thereof and to vote thereon or consent thereto (i) such other corporation, person or entity which is a party to a transaction described in clauses (1), (2) or (3) above is the beneficial owner, directly or indirectly, of at least 5% of the total outstanding shares of stock of this Corporation entitled to vote in elections of directors, considered for this purpose as one class, or (ii) any combination of the outstanding shares of Common Stock into a smaller number of shares as described in clause
     (4) above is proposed, directly or indirectly, by a person, corporation or entity which is the beneficial owner, directly or indirectly, of at least 5% of the total outstanding shares of stock of this Corporation entitled to vote in elections of directors, considered for this purpose as one class. Such affirmative vote or consent shall be in addition to the vote or consent of the holders of the stock of this Corporation otherwise required by law or any agreement between this Corporation and any national securities exchange.

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     (B)  For purposes of this Article Ninth any corporation,
person or other entity shall be deemed to be the beneficial owner of any shares of stock of this Corporation,

               (1) which it owns directly, whether or
          not of record, or

               (2) which it has the right to acquire
          pursuant to any agreement or understanding or upon exercise of conversion rights, warrants, options or otherwise, or

               (3) which are beneficially owned,
          directly or indirectly (including shares deemed to be owned through application of clause (2) above), by any affiliate (a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by or is under common control with any such corporation, person or other entity) or associate (any corporation or organization of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity security; any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity;
          and any relative or spouse of such person or any relative of such spouse, who has the same home as such person or who is a director or officer of the corporation or any of its parents or subsidiaries), or

               (4) which are beneficially owned,
          directly or indirectly (including shares deemed owned through application of clause (2) above), by any other corporation, person or entity with which it or its affiliate or associates (as such terms are defined in clause (3) above) has any agreement or arrangement or understanding for the purpose of acquiring, holding, voting or disposing of stock of this Corporation.

     For the purposes of this Article Ninth, the total outstanding shares of any class of stock of this Corporation shall be deemed to include shares owned through the application of clauses (B)(2), (3) and (4) above for the purposes of calculating the percentage of ownership of such corporation, person, or other entity, but shall not be deemed to include any other shares which may be issuable pursuant to any agreement or upon exercise of conversion rights, warrants, options or otherwise.

     (C) The Board of Directors shall have the power and duty to determine for the purpose of this Article Ninth on the basis of information known to this Corporation, whether

               (1) such other corporation, person or
          other entity beneficially owns more than 5% of the total outstanding shares of stock of this Corporation entitled to vote in elections of directors,

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               (2) a corporation, person, or entity is
          an "affiliate" or "associate" (as defined in paragraph (B) above) of another, and

               (3) the memorandum of understanding
          referred to in paragraph (D)(1) below is substantially consistent with the transaction covered thereby.

     Any such determination shall be conclusive and binding for all purposes of this Article Ninth.

     (D)  The provisions of this Article Ninth shall not apply to

               (1) any merger or similar transaction
          with any corporation, if the Board of
          Directors of this Corporation has approved a memorandum of understanding with such other corporation with respect to such transaction prior to the time that such other corporation shall have become a beneficial owner of 5% or more of the total outstanding shares of stock of this Corporation entitled to vote in elections of directors; or

               (2) any merger or consolidation of this
          Corporation with, or any sale or lease to this Corporation or any subsidiary thereof of any assets of, or any sale or lease by this Corporation or any subsidiary thereof of any assets to, any corporation of which a majority of the outstanding shares of all classes of stock entitled to vote in elections of directors of such corporation is owned of record or beneficially by this Corporation and its subsidiaries.

     (E)  Except as may be otherwise provided by this Article
Ninth, or required by statute, an agreement of merger or consolidation may be approved by a majority vote of the shares issued and outstanding, taken at a meeting called for the purpose of such approval.

     (F) Notwithstanding any other provision of this Certificate of Incorporation or by the By-Laws of this Corporation (and in addition to any other vote that may be required by law, this Certificate of Incorporation or the By-Laws of this Corporation) the affirmative vote of 75% of the capital stock of this Corporation entitled to vote in elections of directors, voting as a single class, shall be required to amend, alter, change, or repeal this Article Ninth.

          TENTH:  No director shall be personally liable to
          -----
     the Corporation or any stockholder for monetary damages for breach of fiduciary duty as a director, except for any matter in respect of which such director shall be liable under Section 174 of the Delaware General Corporation Law or any amendment thereto or successor provision thereto or shall be liable by reason that, in addition to any and all other requirements for such liability, he (i) shall have breached his duty of loyalty to the Corporation or its stockholders, (ii) shall not have acted in good faith, (iii) shall have acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner

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     involving intentional misconduct or a knowing
     violation of law or (iv) shall have derived an improper personal benefit. Neither the amendment nor repeal of Article Tenth, nor the adoption of any provision of the Certificate of Incorporation inconsistent with this Article Tenth, shall eliminate or reduce the effect of this Article Tenth in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article Tenth, would accrue or arise prior to such amendment, repeal or adoption of an inconsistent provision.

     IN WITNESS WHEREOF, said BancTEXAS Group Inc. has caused this Certificate to be duly executed this 26th day of August, 1994.


                                   BancTEXAS Group Inc.




                                   By: /s/ Nathan C. Collins
                                      -------------------------------------
                                      Nathan  C. Collins
                                      Chairman of the Board of Directors,
                                      President and Chief Executive Officer



ATTEST:



By: /s/ Richard H. Braucher
   -----------------------------------
   Richard H. Braucher
   Senior Vice President and Secretary

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